 EXHIBIT 5.1

[REEDER & SIMPSON, P.C. LETTERHEAD]

June 23, 2008

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Dear Sirs:

We have acted as special Marshall Islands counsel with respect to the Registration Statement on Form F-1 (“Registration Statement”) filed by Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 22,000,000 units (the “Units”), each Unit consisting of one share of common stock of the Company, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”); (ii) up to 3,300,000 Units (the “Over-Allotment Units”), which the underwriters, for whom J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as representatives, will have a right to purchase from the Company to cover over-allotments, if any; (iii) all shares of Common Stock and all Warrants issued as part of the Units and Over-Allotment Units and (iv) all Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the Republic of the Marshall Islands.

2.

The Units, the Over-Allotment Units, the Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

3.   The Warrants constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors'

rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable law and consideration of public policy.

We are opining solely on the laws of the Republic of the Marshall Islands. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Reeder & Simpson, P.C.

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